                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                 NCO GROUP,INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 NCO GROUP, INC.
                             515 Pennsylvania Avenue
                            Fort Washington, PA 19034
              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           to be held on May 15, 2001

              -----------------------------------------------------

To the Shareholders of NCO Group, Inc.:

         The 2001 Annual Meeting of Shareholders of NCO Group, Inc. ("NCO" or the "Company") will be held on May 15, 2001 at 2:00 p.m., prevailing time, at the Philadelphia Marriott West, 111 Crawford Avenue, Conshohocken, Pennsylvania, for the purpose of considering and acting upon the following:

         1. To elect two Class II directors to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as more fully described in the accompanying Proxy Statement;

         2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, as more fully described in the accompanying Proxy Statement;

         3. To approve an amendment to the 1996 Stock Option Plan, as more fully described in the accompanying Proxy Statement; and

         4. To transact such other business as may properly come before the Annual Meeting.

         Only shareholders of record at the close of business on March 12, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

         If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                       By Order of the Board of Directors



                                       MICHAEL J. BARRIST
                                       Chairman of the Board,
                                       President and Chief Executive Officer
Fort Washington, Pennsylvania
April 16, 2001

                                 NCO GROUP, INC.
                             515 Pennsylvania Avenue
                            Fort Washington, PA 19034
                                 (215) 793-9300
                    -----------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                    -----------------------------------------


         The accompanying proxy is solicited by the Board of Directors of NCO Group, Inc. ("NCO" or the "Company") for use at the 2001 Annual Meeting of Shareholders (the "Meeting") to be held on May 15, 2001 at 2:00 p.m., prevailing time, at the Philadelphia Marriott West, 111 Crawford Avenue, Conshohocken, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about April 16, 2001.

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by officers, directors or employees of the Company, without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record.

         Only shareholders of record, as shown on the transfer books of the Company, at the close of business on March 12, 2001 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. On the Record Date, there were 25,749,018 shares of Common Stock outstanding.

         Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock "for" the election of the nominees for director hereinafter named and "for" the approval of each of Proposal 2 and Proposal 3, as more fully described herein. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person since the proxy is revocable. Any shareholder who submits a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is voted.

         The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. All shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

         Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the two nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three nor more than seven directors, with the exact number fixed by the Board of Directors. The Board of Directors has fixed the number of directors at seven. The Bylaws further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually.

         At the Meeting, shareholders will elect two Class II directors to serve for a term of three years and until each of their respective successors is elected and qualified. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy "for" the election of the listed nominees or, in the event of inability of any of the nominees to serve for any reason, for the election of such other person as the Board of Directors may designate to fill the vacancy. The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

         The following table sets forth information, as of the Record Date, concerning the Company's directors and the nominees for election to the Board of Directors. The director nominees, William C. Dunkelberg and Allen F. Wise, were nominated by the Board of Directors and currently serve as directors. The nominees have consented to being named in the Proxy Statement and to serve if elected.

                                                                                                  Director           Term
               Name                     Age                       Position                          Since          Expires
----------------------------------    -------    -------------------------------------------    -------------    ------------
Michael J. Barrist                      40       Chairman of the Board, President and Chief         1986             2003
                                                 Executive Officer

William C. Dunkelberg, Ph.D. (1)        58       Director                                           2000             2001

Leo J. Pound (2)                        46       Director                                           2000             2003

Charles C. Piola, Jr.                   53       Director                                           1986             2002

Eric S. Siegel (2)(3)                   44       Director                                           1996             2002

Allen F. Wise (1)(2)(3)                 58       Director                                           1996             2001

Stuart Wolf (2)(3)                      48       Director                                           1999             2002

(1)      Nominee for director.
(2)      Member of the Audit Committee.
(3)      Member of the Compensation Committee.

         The following information about the Company's directors is based, in part, upon information supplied by such persons.

         Michael J. Barrist has served as Chairman of the Board, President and Chief Executive Officer of the Company since purchasing the Company in 1986. Mr. Barrist was employed by U.S. Healthcare Inc. from 1984 to 1986, most recently as Vice President of Operations, and was employed by Gross & Company, a certified public accounting firm, from 1980 through 1984. Mr. Barrist is a certified public accountant.

         William C. Dunkelberg, Ph.D. was appointed to the Board of Directors of the Company in September 2000. Dr. Dunkelberg is currently Professor of Economics at the Fox School of Business and Management at Temple University, where he served as Dean from 1987 through 1994 and as Director of the Center for the Advancement and Study of Entrepreneurship from 1991 through 1994. Prior to that, Dr. Dunkelberg was a Professor of Economics and Management at Purdue and Stanford Universities. In addition, Dr. Dunkelberg has served as the Chief Economist for the National Federation of Independent Business since 1971. Dr. Dunkelberg currently serves on the board of Advanta Corporation.

         Leo J. Pound was appointed to the Board of Directors of the Company in September 2000. Mr. Pound is currently a management consultant to both public and private enterprises. From February 1999 to July 2000, he was Chief Financial Officer of Marble Crafters, a stone importer and fabricator. From October 1995 to February 1999, he was Chief Financial Officer of Jos. H. Stomel & Sons, a wholesale distributor. Mr. Pound is a certified public accountant and a member of the American and Pennsylvania Institutes of Certified Public Accountants.

         Charles C. Piola, Jr. joined the Company in 1986 as Executive Vice President, Business Development and a director. Mr. Piola retired as Executive Vice President in January 2000 and has been providing services on a part-time basis since 1999. Prior to joining NCO, Mr. Piola was the Regional Sales Manager for Trans World Systems from 1983 to 1986 and IC Systems from 1979 to 1981, both of which were accounts receivable management companies.

         Eric S. Siegel was appointed to the Board of Directors of the Company in December 1996. Mr. Siegel has been President of Siegel Management Company, a management consulting firm, since 1983. Mr. Siegel also is an adjunct faculty member at the Wharton School of the University of Pennsylvania.

         Allen F. Wise was appointed to the Board of Directors of the Company in December 1996. Mr. Wise has been a director and Chief Executive Officer of Coventry Corporation, a managed care company, since October 1996. Prior thereto, he was Executive Vice President of United Healthcare Corporation since October 1994, President of Wise Health Systems, a healthcare management company, from September 1993 to October 1994, Chief Executive Officer of Keystone Health Plan and Chief Operating Officer of Independence Blue Cross from September 1991 to September 1993 and Vice President of US Healthcare, Inc. from April 1985 to September 1991. Mr. Wise is also a director of Transition Systems Inc.

         Stuart Wolf was elected to the Board of Directors of the Company in May 1999. Mr. Wolf was the Chief Executive Officer of Reimbursement Technologies, Inc., a provider of billing services for emergency department physicians, since founding the company in 1991 until his retirement in August 1999. Reimbursement Technologies is now a subsidiary of Laidlaw Inc. NCO provides accounts receivable management services to Reimbursement Technologies. Previously, from 1979 to his retirement in 1989, Mr. Wolf was co-founder and President of Specialty Services Group, Inc., a physician billing/financial management services company.

Board of Directors, Committees and Attendance at Meetings

         The Board of Directors held ten meetings during 2000. Each director attended 75% or more of the meetings of the Board and committees of which they were members during 2000.

         The Board of Directors has appointed a Compensation Committee to:

         o make recommendations to the Board of Directors concerning compensation for the Company's executive officers;

         o review general compensation levels for other employees as a group;
           and

         o take such other actions as may be required in connection with the Company's compensation and incentive plans.

         During 2000, the Compensation Committee held four meetings. The Report of the Compensation Committee begins on page 8 of this Proxy Statement.

         The Board of Directors also has appointed an Audit Committee to:

         o make recommendations concerning the engagement of independent auditors;

         o review with the independent auditors the plans for and scope of the audit, the audit procedures to be utilized and the results of the audit;

         o approve the professional services provided by the independent auditors;

         o review the independence of the independent auditors; and

         o review the adequacy and effectiveness of the Company's internal accounting controls.

The responsibilities of the Audit Committee are described in the Audit Committee Charter adopted by the Audit Committee and the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee currently consists of Messrs. Pound, Siegel, Wise and Wolf. Each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee held seven meetings during 2000. The Report of the Audit Committee begins on page 5 of this Proxy Statement.

         The Board of Directors has not appointed a standing Nominating Committee. See "Shareholder Proposals" for information concerning the nomination of directors for election.

Director Compensation

         During 2000, each director of the Company who was not also an employee received an annual fee of $10,000 and a fee of $500 for each meeting of the Board or any committee of the Board attended, plus reimbursement of expenses incurred in attending meetings.

         Pursuant to the Company's Director Plan, as amended, each person who was a non-employee director as of the date of the approval of amendments to the Director Plan by the Board and each person who thereafter is first elected or appointed to serve as a non-employee director of the Company automatically is granted an option to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant and each person who is re-elected or continues as a non-employee director at each subsequent annual meeting of shareholders automatically is granted an option to purchase 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Each of Messrs. Siegel, Wise and Wolf received an option to purchase 3,000 shares of Common Stock, each at an exercise price of $31.188 per share, immediately following the 2000 Annual Meeting of Shareholders. Messrs. Dunkelberg and Pound received an option to purchase 15,000 shares of Common Stock, each at an exercise price of $16.125 per share on September 20, 2000. In addition, each of Messrs. Dunkelberg, Pound, Siegel, Wise and Wolf will receive an option to purchase 3,000 shares of Common Stock immediately following the 2001 Annual Meeting of Shareholders. All options granted under the Director Plan are exercisable one year after the date of grant, except that they become immediately exercisable upon a "change in control" as defined in the Director Plan, and, unless terminated earlier by the terms of the option, expire ten years after the date of grant.

Audit Committee Report

         The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. The Audit Committee also discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has received the disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Ernst & Young LLP their independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.


The Audit Committee

Leo J. Pound
Eric S. Siegel
Allen F. Wise
Stuart Wolf

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of the Record Date, certain information regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company's directors and nominees for director;
(iii) each of the executive officers of the Company; and (iv) the Company's directors, nominees for director and executive officers as a group. Except as otherwise indicated, to the knowledge of the Company, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

                                                                  Shares Beneficially Owned(1)
                                                          ---------------------------------------------
              Name of Beneficial Owner                            Number                  Percent
----------------------------------------------------      ----------------------     ------------------
Michael J. Barrist (2)..............................           2,107,690                   8.2%

Robert DiSante  (3).................................              30,001                      *

William C. Dunkelberg, Ph. D........................               1,000                      *

Stephen W. Elliott (3)..............................              33,334                      *

Joshua Gindin, Esq. (4).............................             384,440                    1.5

Steven Leckerman (3)................................              38,334                      *

Massachusetts Financial Services Company (5)........           1,336,840                    5.2

Louis A. Molettiere (6).............................              39,296                      *

Charles C. Piola, Jr. (7)...........................             945,740                    3.7

Leo J. Pound (8)....................................                 776                      *

SAFECO Corporation (9)..............................           3,874,900                   15.0

Eric S. Siegel (10).................................              48,129                      *

Paul E. Weitzel, Jr. (11)...........................              30,668                      *

Steven L. Winokur (12)..............................             241,910                      *

Allen F. Wise (3)...................................              28,500                      *

Stuart Wolf (13)....................................              21,000                      *

Albert Zezulinski...................................                  --                      *

All directors and executive officers                           3,721,539                   14.2
    as a group (15 persons) (14)....................

-------------
*Less than one percent.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes: (i) 173,288 shares of Common Stock owned by Mrs. Annette Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy; (ii) 77,119 shares held in trust for the benefit of members of Mrs. Annette Barrist's or Mr. Barrist's family for which Mr. Barrist is a co-trustee; and (iii) 112,500 shares issuable upon the exercise of options. Excludes 152,160 shares held in trust for the benefit of Mr. Barrist's children, as to which shares Mr. Barrist disclaims beneficial ownership. Mrs. Annette Barrist is the mother of Michael J. Barrist. Mr. Barrist's address is c/o NCO Group, Inc., 515 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034.

(3) Represents shares issuable upon the exercise of options.

(4) Includes: (i) 152,160 shares held in trust for the benefit of Mr. Barrist's children for which Mr. Gindin is co-trustee; (ii) 109, 160 shares held in trust for the benefit of Mr. Piola's children for which Mr. Gindin is trustee; (iii) 77,119 shares held in trust for the benefit of members of Mrs. Annette Barrist or Mr. Barrist's family for which Mr. Gindin is co-trustee; (iv) 1,500 shares held in trust for the benefit of members of Mrs. Annette Barrist's family for which Mr. Gindin is a co-trustee; and (v) 40,001 shares issuable upon exercise of options.

(5) Based on Schedule 13G filed with the SEC on February 12, 2001. The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, MA 02116.

(6) Includes 30,667 shares issuable upon the exercise of options and 2,629 shares issuable upon the exercise of warrants.

(7) Includes 32,167 issuable upon the exercise of options. Excludes 109,160 shares held in trust for the benefit of Mr. Piola's children, as to which Mr. Piola disclaims beneficial ownership.

(8)  All shares are owned by Mr. Pound's wife and minor child.

(9)  Based upon a Schedule 13G/A filed with the SEC on January 24, 2001. The
     Schedule 13G/A also included SAFECO Asset Management Company ("SAMC"), a subsidiary of SAFECO Corporation, as the beneficial owner of 3,576,400 of the shares of Common Stock shown in the table, SAFECO Common Stock Trust as the beneficial owner of 2,363,600 of the shares of Common Stock shown in the table and SAFECO Resource Series Trust as the beneficial owner of 1,198,800 of the shares of Common Stock shown in the table. According to the Schedule 13G/A, SAMC is an investment adviser and 3,562,400 of the reported shares are owned beneficially by registered investment companies, including the Trusts, for which SAMC serves as investment advisor. SAFECO Corporation and SAMC disclaimed beneficial ownership of all but 14,000 of the shares reported in the Schedule 13G/A. The address of SAFECO Corporation is SAFECO Plaza, Seattle, WA 98185. The address of SAMC is 601 Union Street, Suite 2500, Seattle, WA 98101. The address of SAFECO Common Stock Trust is 10865 Willows Road, N.E., Redmond, WA 98052.

(10) Includes 45,129 shares issuable upon the exercise of options.

(11) Includes 26,668 shares issuable upon the exercise of options.

(12) Includes: (i) 152,160 shares held in trust for the benefit of Mr. Barrist's children for which Mr. Winokur is a co-trustee; (ii) 89,450 shares issuable upon the exercise of options; and (iii) 300 shares held in custody for the benefit of Mr. Winokur's minor children for which Mr. Winokur is custodian.

(13) Includes 18,000 shares issuable upon the exercise of options.

(14) Includes: (i) 173,288 shares of Common Stock owned by Mrs. Annette Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy; (ii) 77,119 shares held in trust for the benefit of members of Mrs. Annette Barrist's or Mr. Barrist's family for which Mr. Barrist and Mr. Gindin are co-trustees; (iii) 152,160 shares held in trust for the benefit of Mr. Barrist's children for which Mr. Winokur and Mr. Gindin are co-trustees; (iv) an aggregate of 524,751 shares issuable upon the exercise of options and 2,629 shares issuable upon the exercise of warrants; (v) 300 shares held in custody for the benefit of Mr. Winokur's minor children for which Mr. Winokur is custodian; (vi) 109,160 shares held in trust for the benefit of Mr. Piola's children for which Mr. Gindin is trustee; and (vii) 1,500 shares held in trust for the benefit of members of Mrs. Annette Barrist's family for which Mr. Gindin is a co-trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent beneficial shareholders were complied with during the year ended December 31, 2000, except that the following reports were not timely filed: statement of changes in beneficial ownership filed by David E. D'Anna and Louis Molettiere.

                             EXECUTIVE COMPENSATION

Compensation Committee Report

         The Compensation Committee makes compensation decisions concerning the principal executive officers of the Company. The policies of the Company's compensation program with respect to executive officers are:

         o to provide compensation that will attract and retain superior executive talent;

         o to support the achievement of the goals contained in the Company's annual plan by linking a portion of the executive officer's compensation to the achievement of such goals; and

         o to enhance shareholder value by the use of stock options to further align the interests of the executive officers with those of shareholders.

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long term incentive compensation in the form of stock options, and various benefits generally available to all full-time employees of the Company, including participation in group medical and life insurance plans and a 401(k) plan. The Company seeks to be competitive with compensation programs offered by companies of a similar size within the accounts receivable management industry based on formal and informal surveys conducted by the Company.

         Base Salary. Generally, the Company enters into long-term employment agreements with each of its executive officers which establish, among other things, minimum base salary levels and incentive compensation arrangements. Effective January 1, 1999, the employment agreements for Messrs. Barrist, Leckerman and Winokur were amended to, among other things, extend the term of their agreements. In connection with these amendments, minimum base salary levels were set at amounts designed to be competitive with executive positions at similarly situated companies. An independent compensation consultant assisted the Compensation Committee with its review of executive officer compensation levels. In connection with the acquisition of Co-Source Corporation in May 1999, the Company entered into a three- year employment agreement with Mr. Molettiere. Under their employment agreements, as amended and after giving effect to raises they have received subsequent to those agreements, Messrs. Barrist, Leckerman, Molettiere and Winokur currently are entitled to receive annual base salaries of $539,179, $250,000, $300,000 and $263,425, respectively, adjusted each year in accordance with the Consumer Price Index ("CPI") with respect to Messrs. Barrist, Leckerman and Winokur. The Company has not yet renewed the employment agreement with Mr. Elliott. The Company intends to renew or amend the employment agreements with Messrs. Elliott, Leckerman and Molettiere to reflect their new positions and responsibilities.

         Annual Incentive Compensation. Under his employment agreement, Mr. Barrist is entitled to receive an annual bonus of $50,000 if the Company reaches performance goals determined by the Board of Directors. He is also entitled to a bonus of $100,000 if the Company's net income increases by 20% over the prior year and a bonus equal to 5% of any increase in net income in excess of 20%, in each case adjusted for dilution. Messrs. Elliott, Leckerman, Molettiere and Winokur generally receive such annual bonuses as are determined by the Board of Directors.

         Stock Options. The Company uses the 1996 Stock Option Plan as a long-term incentive plan for executive officers and key employees. The objectives of the 1996 Plan are to align the long-term interests of officers, key employees and directors of, and important consultants to, the Company with the shareholders by creating a direct link between compensation and shareholder return and to enable such persons to develop and maintain a significant long-term equity interest in the Company. The 1996 Plan authorizes the Compensation Committee to award stock options to the Company's officers, key employees, directors and important consultants. In general under the 1996 Plan, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable according to a vesting schedule determined by the Compensation Committee at the time of grant. Information concerning option grants to certain executive officers in 2000 is set forth in the Summary Compensation Table.

         Determination of Compensation of Chief Executive Officer. Mr. Barrist's annual base salary was raised to $525,000 per year, effective January 1, 2000. Mr. Barrist also was paid a bonus of $50,000 pursuant to his employment agreement as a result of the achievement of certain performance goals determined by the Board of Directors. Mr. Barrist also was awarded options to purchase a total of 150,000 shares of Common Stock during 2000.

         Policy with respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during a taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain qualified performance-based compensation. The Compensation Committee has considered the impact of Section 162(m) and believes that it will not have a material adverse effect on the Company in 2001.

         Members of the Compensation Committee during 2000: Eric S. Siegel (beginning May 15, 2000), Allen F. Wise and Stuart Wolf.

Summary Compensation Table

         The following table sets forth the compensation earned during each of the last three years by the Chief Executive Officer and the four next most highly compensated executive officers of the Company whose aggregate salaries and bonuses exceeded $100,000 for services rendered in all capacities to the Company during 2000.

                                                                                Long-Term
                                                                              Compensation
                                                                               Awards (1)
                                                                            -----------------
                                                  Annual Compensation          Securities
              Name and                          ------------------------       Underlying            All Other
         Principal Position            Year      Salary($)     Bonus($)        Options (#)       Compensation($)(2)
------------------------------------ ---------  ------------------------    -----------------  ----------------------
Michael J. Barrist                     2000          525,000      50,000         150,000              34,268
Chairman of the Board, President and   1999          450,000     424,601         100,000              54,666
Chief Executive Officer                1998          275,000     351,728          55,000              27,247

Louis F. Molettiere                    2000          293,000     150,000          75,000               2,154
Executive Vice President and Chief     1999          146,634     100,000          92,000                  --
Operating Officer (3)                  1998               --          --              --                  --

Steven L. Winokur,                     2000          256,250     150,000          75,000               2,625
Executive Vice President, Finance,     1999          250,000     150,000          75,000               2,500
Chief Financial Officer and Treasurer  1998          150,000     100,000          30,000               2,500

Steven Leckerman,                      2000          213,077     187,500          50,000               2,625
Executive Vice President,              1999          162,308     120,000          50,000               2,500
U.S. Operations                        1998          140,000      60,000          10,000               2,500

Stephen W. Elliott,                    2000          250,000     120,000          50,000               2,625
Executive Vice President, Information  1999          200,000     120,000          50,000               2,500
Technology and  Chief Information      1998          145,000      40,000          10,000               2,500
Officer

---------
(1) The Company did not grant any restricted stock awards or stock appreciation rights during the year presented.

(2) For 2000, consists of the Company matching contribution under the 401(k) Profit Sharing Plan and, in the case of Mr. Barrist, the sum of $30,735 representing a portion of the premium for a split-dollar life insurance policy for the benefit of Mr. Barrist paid by the Company, and $908 representing the premium for a disability policy for the benefit of Mr. Barrist paid by the Company. The portion of the premium for the split-dollar life insurance policy was calculated in accordance with SEC regulations as if the premium was advanced to the executive officer without interest until the time the Company expects to recover the premium.

(3) Mr. Molettiere became an employee of the Company in connection with the acquisition of Co-Source Corporation in May 1999.

Option Grants in 2000

         The following table sets forth certain information concerning stock options granted during 2000 to each of the executive officers of the Company named in the Summary Compensation Table. All options were granted on October 27, 2000 at the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning one year after the date of grant.

                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                             Price Appreciation for
                                                        Individual Grants                       Option Term (1)
                                      -----------------------------------------------------  ----------------------
                                       Number of
                                      Securities   Percent of Total
                                       Underlying   Options Granted   Exercise
                                        Options     to Employees in  Price Per  Expiration
                Name                    Granted       Fiscal Year      Share       Date          5%         10%
------------------------------------- ------------  ---------------- ---------- -----------  ---------- -----------
Michael J. Barrist                      150,000          13.9%        $25.188    10/27/10   $2,376,488  $6,021,506

Louis A. Molettiere                      75,000           6.9%        $25.188    10/27/10    1,188,244   3,010,753

Steven L. Winokur                        75,000           6.9%        $25.188    10/27/10    1,188,244   3,010,753

Steven Leckerman                         50,000           4.6%        $25.188    10/27/10      792,163   2,007,169

Stephen W. Elliott                       50,000           4.6%        $25.188    10/27/10      792,163   2,007,169

--------------
(1) Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulation of the SEC and are not intended to forecast future appreciation of the market value of the Common Stock.

Aggregated Option Exercises in 2000 and 2000 Year-End Option Values

         The following table sets forth certain information concerning stock options exercised during 2000 by each of the executive officers of the Company named in the Summary Compensation Table and the number of unexercised options and the value of unexercised options at December 31, 2000 held by each of the executive officers of the Company named in the Summary Compensation Table.

                                                                  Number of Securities
                                                                 Underlying Unexercised         Value of Unexercised
                                                                       Options at             In-the-Money Options at
                         Shares Acquired         Value             December 31, 2000           December 31, 2000 (1)
         Name              on Exercise          Realized       Exercisable/Unexercisable     Exercisable/Unexercisable
         ----              -----------          --------       -------------------------     -------------------------
Michael J. Barrist             --                 --                112,500/235,000              $656,772/$932,180

Louis A. Molettiere            --                 --                 30,667/136,333               $7,283/$403,592

Steven L. Winokur              --                 --                 89,450/135,000              $743,377/$473,378

Steven Leckerman               --                 --                 38,334/91,666               $112,908/$320,792

Stephen W. Elliott             --                 --                 33,334/91,666               $101,033/$320,792

----------------
(1) Represents the difference between $30.375, the last sale price of the Common Stock on December 29, 2000, the last trading day in 2000, as reported on the Nasdaq National Market, and the exercise price of in-the-money options, multiplied by the number of exercisable or unexercisable options held, as applicable.

Employment Agreements

         In 1996, the Company entered into employment agreements with Messrs. Barrist, Leckerman and Winokur, which agreements were amended effective as of January 1, 1999. As amended, the term of each of the employment agreements terminates on December 31, 2003, subject to any early termination provisions set forth in the agreements. In connection with the acquisition of Co-Source Corporation in May 1999, the Company entered into a three-year employment agreement with Mr. Molettiere. The salaries and bonuses payable under these agreements are described above in "Compensation Committee Report."

         Mr. Molettiere's agreement provides that he will continue to be paid his salary and prorated bonus in the event his employment is terminated without "cause" (as defined in his agreement). In the event that his employment is terminated due to death or disability, he will be entitled to a pro rata portion of his annual bonus. Each of the other employment agreements provides that, in the event of the death of the employee or the termination of employment by the Company other than "for cause" (as defined in the agreements), the Company shall continue to pay the employee's full compensation, including bonuses, for the balance of the employment term. In addition to a non-disclosure covenant, each employment agreement also contains a non-competition or non-interference covenant.

Executive Salary Continuation Plan

         The Company has adopted an Executive Salary Continuation Plan which provides beneficiaries of designated participants with a salary continuation benefit in the event of the participant's death while employed by the Company. Participants are selected by the Board of Directors of the Company. The salary continuation payments range from a payment of $30,000 for 10 years after the death of the participant to a payment of 50% to 100% of a participant's salary and bonus for five years after the death of the participant. The Company maintains insurance on the lives of the participants to satisfy its obligations under the Plan. Each of Messrs. Barrist, Elliott, Leckerman, Molettiere and Winokur is a participant in this Plan and their respective beneficiaries will be entitled to receive 100% salary and bonus continuation payments for five years in the event of their death.

Stock Option Plans

         The Company's stock option plans, sometimes referred to as the Plans, consist of the Stock Option Plan (the "1995 Plan"), the 1996 Stock Option Plan (the "1996 Plan"), and the 1996 Non-Employee Director Stock Option Plan (the "Director Plan"). The 1996 Plan was amended by the Board in April 2001, subject to shareholder approval. See "Proposal 3 - Approval of Amendment to the 1996 Stock Option Plan." The purpose of the Plans is to attract and retain employees, non-employee directors, and independent consultants and contractors and to provide additional incentive to them by encouraging them to invest in the Common Stock and acquire an increased personal interest in the Company's business. Payment of the exercise price for options granted under the Plans may be made in cash, shares of Common Stock or a combination of both. All options granted pursuant to the Plans are exercisable in accordance with a vesting schedule which is set at the time of the issuance of the option and, except as indicated below, may not be exercised more than ten years from the date of grant. Options granted under the Plans will become immediately exercisable upon a "change in control" as defined in the Plans.

         1995 Plan and 1996 Plan. All officers, directors, key employees, independent contractors and independent consultants of the Company or any of its current or future parents or subsidiaries are eligible to receive options under the 1995 Plan and the 1996 Plan. These Plans are administered by the Compensation Committee of the Board of Directors or, at the option of the Board of Directors, the Board may administer the Plans. The Committee will select the optionees and will determine the nature of the option granted, the number of shares subject to each option, the option vesting schedule and other terms and conditions of each option. The Board of Directors may modify or supplement these Plans and outstanding options and may suspend or terminate these Plans, provided that such action may not adversely affect outstanding options.

         The President of the Company has the authority under the 1996 Plan, as amended, to select the optionees and determine the nature of the option granted, the number of shares subject to each option (subject to an annual limit of 5,000 shares per participant or 10,000 shares with respect to grants to participants in connection with an acquisition), the option vesting schedule and other terms and conditions of each option. However, the President has no authority to grant options to any participant who is subject to Section 16 of the Securities and Exchange Act of 1934.

         The Company is authorized to issue 332,579 shares of Common Stock upon the exercise of options granted under the 1995 Plan and 4,717,422 shares of Common Stock upon the exercise of options granted under the 1996 Plan, which includes 1,000,000 shares of Common Stock subject to shareholder approval in connection with the amendment of the 1996 Plan described in Proposal 3. Options granted under these Plans may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify, except that incentive stock options may only be granted to employees of the Company. These Plans require the exercise price of incentive stock options to be at least equal to the fair market value of the Common Stock on the date of the grant. In the case of incentive stock options granted to a shareholder owning, directly or indirectly, in excess of 10% of the

Common Stock, the option exercise price must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and such option may not be exercised more than five years from the date of grant. The option price for non-qualified options, at the discretion of the Compensation Committee, may be less than the fair market value of the Common Stock on the date of grant.

         All unexercised options terminate three months following the date on which an optionee's employment by, or relationship with, the Company or any parent or subsidiary of the Company, terminates other than by reason of disability or death (but not later than the expiration date) whether or not such termination is voluntary. Any option held by an employee who dies or who ceases to be employed because of disability must be exercised by the employee or his representative within one year after the employee dies or ceases to be an employee (but not later than the scheduled termination date). Options are not transferable otherwise than by will or the laws of descent and distribution. No additional options may be granted under the 1995 Plan. No options may be granted under the 1996 Plan after August 2006. No individual may receive options under the 1995 Plan or the 1996 Plan for more than 90% of the total number of shares of the Company's Common Stock authorized for issuance under such Plans.

         Director Plan. All non-employee directors automatically receive options under the Director Plan. The Director Plan is administered by the Board of Directors of the Company, including non-employee directors, who may modify, amend, suspend or terminate the plan, other than the number of shares with respect to which options are to be granted, the option exercise price, the class of persons eligible to participate, or options previously granted.

         The Company is authorized to issue 150,000 shares of Common Stock upon the exercise of options under the Director Plan. Options granted under the Director Plan are not incentive stock options under Section 422 of the Code. Each person who is first elected or appointed to serve as a non-employee director of the Company automatically is granted an option to purchase 15,000 shares of Common Stock and automatically is granted an option to purchase 3,000 shares of Common Stock at each annual meeting of shareholders thereafter provided that such person is re-elected or continues as a non-employee director.

JDR and Compass Options

         In connection with the acquisition of JDR Holdings, Inc. in March 1999, the Company assumed outstanding stock options to purchase a total of approximately 323,758 shares of NCO common stock. In connection with the acquisition of Compass International Services Corporation in August 1999, the Company assumed outstanding stock options to purchase a total of approximately 198,970 shares of NCO common stock.

Stock Performance Graph

         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Stock Market and the NCO Composite Index (defined below), assuming an investment of $100 in each on November 6, 1996, the date that the Company's Common Stock was first registered under the Securities Exchange Act of 1934, and the reinvestment of all dividends.

         The NCO Composite Index reflects the performance of the following publicly traded companies in industries similar to that of the Company: Century Business Services, Creditrust Corporation, MedQuist Inc., New Century Equity Holdings Corp. (formerly known as Billing Concepts Corp.), ProBusiness Services, Inc., Profit Recovery Group International and United Payors & United Providers, Inc. Creditrust Corporation merged into NCO Portfolio Management, Inc., a subsidiary of the Company, in February 2002. As a result of such merger, the Company currently owns approximately 63% of the stock of NCO Portfolio Management, Inc. United Payors & United Providers, Inc. was acquired by another company in March 2000 at which time it ceased being a public company; accordingly, its performance is only reflected in the graph through December 31, 1999.

         The beginning and end data points used for the performance graph are listed below.


    |--------------------------------------------------------------------------|
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400 |--------------------------------------------------------------------------|
    |                                                                          |
    |                                                                          |
    |------------------------------------------------------------------------*-|
    |                                                           *              |
    |                                                           @              |
300 |--------------------------------------------------------------------------|
    |                                   *                                      |
    |                                                                          |
    |--------------------------------------------------------------------------|
    |                                   #                                      |
    |                                                #                       @ |
200 |--------------------------------------------------------------------------|
    |                                                @                         |
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    |                      *                                                   |
    |                      #            @                                      |
    |                      @                                                   |
100 |------*#@-----------------------------------------------------------------|
    |                                                                          |
    |                                                                        # |
    |--------------------------------------------------------------------------|
    |                                                                          |
    |                                                                          |
  0 |--------------------------------------------------------------------------|
           11/96         12/96        12/97        12/98        12/99      12/00

      Performance Graph Data Points          11/6/96     12/31/96     12/31/97    12/31/98     12/31/99    12/31/00
------------------------------------------ -----------  -----------  ----------  -----------  ----------  -----------
* NCO Group, Inc............................    100          130         297          519         347          350

@ Nasdaq....................................    100          104         126          176         327          206

# NCO Composite Index.......................    100          113         251          214         154           69

                              CERTAIN TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consisted of Messrs. Wise and Wolf through May 10, 2000. Beginning May 15, 2000, the Compensation Committee consisted of Messrs. Siegel, Wise and Wolf. No person who served as a member of the Compensation Committee during 2000 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee "interlocks" during 2000, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

NCO Portfolio Management, Inc.

         In February 2001, the Company completed the merger of its subsidiary, NCO Portfolio Management, Inc. ("NCO Portfolio"), with Creditrust Corporation ("Creditrust"). Creditrust was a purchaser, collector and manager of defaulted consumer receivables. Creditrust filed for protection under Chapter 11 of the Bankruptcy Code in June 2000. The merger was part of Creditrust's plan of reorganization which was confirmed by the Bankruptcy Court in January 2001. As a result of the merger, the Company owns approximately 63% of the outstanding stock of NCO Portfolio and has elected a majority of the members of the board of directors. In connection with this transaction, Michael J. Barrist, the Company's Chairman, President and Chief Executive Officer, purchased 382,161 shares of NCO Portfolio stock for a purchase price of $2.0 million as part of the plan of reorganization. Mr. Barrist also serves as Chairman, President and Chief Executive Officer of NCO Portfolio. Joshua Gindin, the Company's Executive Vice President and General Counsel, also serves as Executive Vice President and General Counsel of NCO Portfolio.

         NCO Portfolio focuses on the purchase of delinquent receivables. NCO Portfolio is a public company that trades under the symbol "NCPM." In connection with the plan of reorganization, the Company entered into a 10-year servicing agreement with NCO Portfolio under which the Company has the exclusive right to manage and collect all consumer receivables owned by NCO Portfolio. In addition, the Company intends to refer all opportunities to purchase delinquent receivables in the United States to NCO Portfolio.

         The Company's credit agreement with Mellon Bank was amended to provide for a $50.0 million subfacility through which the Company may borrow to extend credit to NCO Portfolio. NCO Portfolio pays interest to the Company on outstanding borrowings at an interest rate equal to the Company's interest rate under the credit agreement with Mellon Bank plus two percent, all of which (except for one percent) is then paid by the Company to Mellon Bank. The Company's investment in NCO Portfolio currently is limited to a $25.0 million equity investment and the $50.0 million subfacility. As of February 28, 2001, the Company had loaned a total of $36.3 million to NCO Portfolio.

         In connection with Creditrust's Plan of Reorganization, the Company assumed the lease and purchased related assets of one call center of Creditrust for a purchase price of approximately $1,000,000. NCO Portfolio subleases a portion of the call center from the Company and pays the Company a proportionate amount of the rent.

Use of Airplane

         From time to time, the Company uses an airplane which is partly owned by Michael J. Barrist. The Company pays to a third party management company, which is not affiliated with Mr. Barrist, the monthly management fee and out-of-pocket costs for the Company's use of the airplane.

                                   PROPOSAL 2

                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
         ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
                   SHARES OF COMMON STOCK BY 12,500,000 SHARES

         Under the Company's Articles of Incorporation, the Company is authorized to issue up to 5,000,000 shares of Preferred Stock and up to 37,500,000 shares of Common Stock. In April 2001, the Board of Directors approved an amendment to the Company's Articles that increases the maximum number of authorized shares of Common Stock by 12,500,000 shares to a total of 50,000,000 shares, subject to approval by the shareholders of the Company. If the shareholders do not approve the amendment, then the number of authorized shares of the Company's Common Stock will remain at 37,500,000 shares.

         The purpose of the proposed amendment is to provide sufficient shares for future financings, acquisitions, benefit plans, recapitalizations and other corporate purposes. Although the Company evaluates such uses from time to time, the Company does not have any commitments or understandings that would require the issuance of additional shares other than as described in the next paragraph. Once authorized, the additional shares of Common Stock may be issued by the Board of Directors without further approval by the shareholders, unless such approval is required by law or applicable Nasdaq requirements. Accordingly, the vote on this proposal may be the only opportunity for the shareholders to take action in connection with such financings, acquisitions, benefit plans, recapitalizations and other corporate actions.

         As of March 12, 2001:

                  o no shares of preferred stock were outstanding;

                  o 25,749,018 shares of Common Stock were outstanding;

                  o 4,191,708 shares of Common Stock were reserved for issuance under the Company's stock option plans and outstanding warrants; and

                  o 3,797,084 shares of Common Stock were reserved for issuance upon the conversion of the Company's 4.75% Convertible Subordinated Notes Due 2006.

If the shareholders approve Proposal 3 to increase the number of shares authorized under the Company's 1996 Stock Option Plan, then an additional 1,000,000 shares will be reserved for issuance under such plan. Thus, of the 37,500,000 shares of Common Stock currently authorized, only about 2,762,190 shares are unissued, unreserved and available for issuance.

         Under Pennsylvania law, shareholders of the Company do not have preemptive rights with respect to the issuance of any shares of capital stock of the Company.

         The resolution to be considered by the shareholders at the meeting reads as follows:

                  RESOLVED, that the first sentence of Article 5 of the Amended and Restated Articles of Incorporation, as amended, of the Company shall be amended and restated to read in full as follows:

                  "Article 5. Authorized Capital Stock. The Corporation shall have the authority to issue an aggregate of 55,000,000 shares of capital stock which shall be divided into 50,000,000 shares of Common Stock, no par value, as more fully described in Section 5(a) below, and 5,000,000 shares of Preferred Stock, no par value, as more fully described in Section 5(b) below."

                  FURTHER RESOLVED, that the proper officers of the Company are hereby authorized and directed, after shareholder approval of the proposed amendment, to execute, under its corporate seal, Articles of Amendment to the Amended and Restated Articles of Incorporation, as amended, and to file such Articles of Amendment with the Pennsylvania Department of State.

                  FURTHER RESOLVED, that the Board of Directors of the Company may, notwithstanding approval by the shareholders of the Company, at any time prior to the filing of the Articles of Amendment with the Pennsylvania Department of State, terminate the proposed amendment and all transactions contemplated by or incident thereto.

         Shareholder approval of this proposal is required under Pennsylvania law. Assuming that Proposal 2 is approved by the shareholders at the Annual Meeting, The Company will be authorized to issue an additional 12,500,000 shares of Common Stock. These additional shares of Common Stock will provide the Company's Board of Directors with as much flexibility as possible to issue additional shares, without further shareholder approval, for proper corporate purposes, including financings, acquisitions, stock dividends, stock splits, benefit plans and other similar purposes. However, these additional shares may also be deemed to be "anti-takeover" or "anti-greenmail" in nature in that such shares may be used by the Board of Directors, if consistent with its fiduciary responsibilities, to deter, discourage or make more difficult the assumption of control of the Company by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.

         In general, a shareholder may view a future takeover offer to be in his best interests if any such offer includes a premium over the market price of the Common Stock at that time. However, the overall effects of the foregoing provisions may be to discourage, make more costly or more difficult, or prevent a future takeover offer, prevent shareholders from receiving a premium for their securities in a takeover offer, and/or enhance the possibility that a future bidder for control of the Company will be required to act through arms-length negotiation with the the Company's Board of Directors. In addition, these provisions may have the effect of assisting the Company's management to retain its position and place it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the Company's business.

         The Board of Directors unanimously recommends that you vote "FOR" approval of Proposal 2.

                                   PROPOSAL 3

               APPROVAL OF AMENDMENT TO THE 1996 STOCK OPTION PLAN

         In April 2001, the Board of Directors approved an amendment to the Company's 1996 Stock Option Plan (the "1996 Plan"), subject to approval by the shareholders of the Company, to increase the number of shares of Common Stock authorized for issuance under the Plan by 1,000,000 shares from 3,717,422 shares to 4,717,422 shares. The 1996 Plan is discussed in "Executive Compensation -- Stock Option Plans."

         Under the 1996 Plan, of the 3,717,422 shares of Common Stock authorized under the 1996 Plan, 179,811 shares were available for future options grants at December 31, 2000. The purpose of the proposed increase is to provide sufficient shares for future option grants to officers, employees, non-employee directors and independent consultants and contractors of the Company. The Board of Directors believes that the Company and its shareholders benefit significantly from having the Company's key personnel receive options to purchase the Company's Common Stock, and that the opportunity thus afforded such persons to acquire Common Stock is an essential element of an effective management incentive program. The Board of Directors also believes that stock options, particularly incentive stock options, are valuable in attracting and retaining highly qualified personnel and in providing additional motivation to such personnel to use their best efforts on behalf of the Company and its shareholders.

         Information concerning options granted in 2000 to the persons named in the Summary Compensation Table is set forth under "Executive Compensation -- Option Grants in 2000" above. Options to purchase a total of 3,095 shares of the Company's Common Stock have been granted to-date in 2001 under the 1996 Plan to ten employees of the Company (none of whom are directors or executive officers of the Company) at exercise prices ranging from $28.75 to $30.375 per share. None of these options were granted pursuant to the proposed amendment to the 1996 Plan. No determination has been made with respect to the grant of any options authorized by the amendment to any director, executive officer or other employee of the Company. On April 10, 2001, the last sale price of the Common Stock was $28.24 per share as reported on the Nasdaq National Market.

         A summary of certain federal income tax consequences associated with the 1996 Plan is set forth in "Federal Income Tax Consequences of the 1996 Plan."

         There are two reasons for seeking shareholder approval of Proposal 3. One is to satisfy a Nasdaq Stock Market requirement that requires companies whose shares are reported on the Nasdaq National Market to obtain shareholder approval of amendments to stock plans for directors, officers or key employees. The second reason is to satisfy requirements of the Code which require shareholder approval of the amendment in order for options granted for the additional shares issuable under the 1996 Plan to qualify as incentive stock options to the extent so designated and for the 1996 Plan to satisfy one of the conditions of Section 162(m) applicable to performance-based compensation.

         If the shareholders do not approve Proposal 3, then the maximum number of shares issuable under the 1996 Plan will remain at 3,717,422 shares.

         The Board of Directors recommends that you vote "FOR" approval of Proposal 3.

                FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN

         THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 1996 PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW. EACH PARTICIPANT WHO ACQUIRES SHARES OF COMMON STOCK UNDER THE PLANS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER INDIVIDUAL TAX POSITION AND THE EFFECT OF ANY LEGISLATIVE REVISIONS ON SUCH POSITION.

         Options granted under the 1996 Plan may be incentive stock options ("Incentive Options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify ("Non-Qualified Options").

Incentive Stock Options

         Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Option (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to spouses). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

         The exercise of an Incentive Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

         An optionee who surrenders shares as payment of the exercise price of his Incentive Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option, is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

         Under the Code, all of the shares received by an optionee upon exercise of an Incentive Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of deter mining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Options

         Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Options pursuant to the 1996 Plan. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that the Company complies with applicable reporting rules.

         Upon the sale of stock acquired by exercise of a Non-Qualified Option, optionees will realize long- term or short-term capital gain or capital loss depending upon their holding period for such stock. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

         An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Option and the delivery of such shares is a disqualifying disposition. See "Federal Income Tax Consequences - Incentive Stock Options". The optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Limitation on Company's Deduction

         Section 162(m) of the Code will generally limit to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under Treasury regulations, a stock option will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the shareholders entitled to vote thereon, and (iii) is granted by a compensation committee consisting solely of at least two independent directors. If a stock option to an executive referred to above is not "performance based", the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000.

                              SHAREHOLDER PROPOSALS

         Under the Company's Bylaws, shareholder proposals with respect to the 2002 Annual Meeting of Shareholders, including nominations for directors, which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Company not later than December 17, 2001. Any such proposals must be in writing and sent either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid to NCO Group, Inc., 515 Pennsylvania Avenue, Fort Washington, Pa 19034, Attention:
Secretary of the Company. Each nomination or proposal must include the information required by the Bylaws. All late or nonconforming nominations and proposals will be rejected.

         Shareholder proposals for the 2002 Annual Meeting of Shareholders must be submitted to the Company by December 17, 2001 to receive consideration for inclusion in the Company's Proxy Statement relating to the 2002 Annual Meeting of Shareholders. Any such proposal must also comply with SEC proxy rules, including SEC Rule 14a-8.

         In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2002 Annual Meeting of Shareholders is December 17, 2001. As to all such matters which the Company does not have notice on or prior to December 17, 2001, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2002 Annual Meeting of Shareholders to vote on such proposal.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

General

         The Company's independent auditors for 2000 and 2001 are the firm of Ernst & Young LLP, Philadelphia, Pennsylvania. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

         The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $360,000.

Financial Information Systems Design and Implementation Fees

         The Company did not engage Ernst & Young LLP to provide professional services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

         The aggregate fees billed for services rendered by Ernst & Young LLP, other than for services covered by the preceding two paragraphs, totaled $569,000 for the fiscal year ended December 31, 2000.

         The Audit Committee has considered and determined that the services provided by Ernst & Young LLP are compatible with Ernst & Young LLP maintaining its independence.

Change in Accountants

         PricewaterhouseCoopers LLP, the independent public accountants who had been engaged by the Company as the principal accountants to audit the Company's consolidated financial statements, was dismissed effective April 12, 2000. On that date, the Company engaged Ernst & Young LLP as the Company's principal accountants to audit the Company's consolidated financial statements. The decision to change accountants was recommended by the Audit Committee of the Company's Board of Directors and approved by the Company's Board of Directors. The reports of PricewaterhouseCoopers LLP on the financial statements of the Company during the two-year period ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two-year period ended December 31, 1999 and the subsequent interim period preceding the dismissal of PricewaterhouseCoopers LLP, the Company did not have any disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to the subject matter of the disagreement in connection with its reports. The Company requested PricewaterhouseCoopers LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agreed with the above statements. A copy of that letter, dated April 14, 2000 is filed as Exhibit 1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2000.


                   ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

         This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for 2000. The Annual Report is not a part of the proxy solicitation materials.

         Each shareholder can obtain a copy of the Company's Annual Report on Form 10-K for 2000 as filed with the Securities and Exchange Commission, without charge except for exhibits to the report, by sending a written request to:

                            NCO Group, Inc.
                            515 Pennsylvania Avenue
                            Fort Washington, PA 19034
                            Attention:       Steven L. Winokur,
                            ---------        Executive Vice President,
                                             Chief Financial Officer and
                                             Treasurer

                                  OTHER MATTERS

         The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company did not receive notice by December 15, 2000 were to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                       By Order of the Board of Directors



                                       MICHAEL J. BARRIST,
                                       Chairman of the Board,
                                       President and Chief  Executive Officer

Fort Washington, Pennsylvania
April 16, 2001

                                                                      Appendix A

                                 NCO GROUP, INC.
                             AUDIT COMMITTEE CHARTER


Composition

         There shall be a committee of the board of directors (the "Board") to be known as the audit committee which, no later than June 14, 2001, shall have at least three (3) members, comprised solely of independent directors, as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards, subject to the exception in Rule 4310(c)(26)(B)(ii) of the NASD listing standards.

         Each member of the audit committee shall be able to read and understand fundamental financial statements, including the company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         The Board shall elect or appoint a chairman of the audit committee who will have authority to act on behalf of the audit committee between meetings.

Responsibilities

         The responsibilities of the audit committee are as follows:

         o Ensure its receipt from the outside auditor of o formal written statement, delineating all relationships between the outside auditor and the company consistent with the Independence Standards Board Standard 1.

         o Actively engage in a dialogue with the outside o auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

         o In view of the outside auditor's ultimate o accountability to the Board and the audit committee, as representatives of the shareholders, the audit committee, acting together with the Board, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or nominate an outside auditor for shareholder approval in any proxy statement).

         o Review with the outside auditor, the company's o internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

         o Consider, in consultation with the outside o auditor and management of the company, the audit scope and procedures.

         o Review the financial statements contained in th annual report to shareholders with management and the outside auditor to determine that the outside auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

         o Meet with the internal auditor (if any), outsid auditor or the management privately to discuss any matters that the audit committee, the internal auditor (if any), the outside auditor or the management believe should be discussed privately with the audit committee.

         o Review and reassess the adequacy of the committee's charter annually.

         o Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

Limitations

         The audit committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the audit committee is not of the same quality as the audit performed by the independent accountants. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

         In the event of any conflict between the provisions of this Charter and the provisions of the Bylaws, the provisions in this Charter shall be controlling.

--------------------------------------------------------------------------------
                                   APPENDIX A

                                     PROXY

                                NCO GROUP, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - MAY 15, 2001

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF NCO GROUP, INC.

         The undersigned hereby constitutes and appoints Louis A. Molettiere and Steven L. Winokur, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of NCO Group, Inc. (the "Company") to be held on the 15th day of May, 2001, and at any postponement or adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

         BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.


                  (continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

----------------------------------------------------------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED,               Please Mark
THE PROXY AGENTS INTEND TO VOTE FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL             your votes as  [X]
1 AND FOR APPROVAL OF PROPOSAL 2 AND PROPOSAL 3.                                                    indicated in
                                                                                                    this example

PROPOSAL 1. The election of William C. Dunkelberg, Ph.D, and Allen F. Wise as Class II directors of the Company to hold office for a term of three years and until their respective successor is duly elected and qualified.


   FOR all nominees listed         To withhold authority to   To withhold authority to vote for any individual nominee, print
  above (except as marked to        vote for all nominees,    that nominee's name on the space provided below:
the contrary), check this box:        check this box:

          ---------                       ---------
          |       |                       |       |
          |       |                       |       |           ________________________________________________________________
          |       |                       |       |
          ---------                       ---------

PROPOSAL 2. The amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock by 12,500,000 shares, as more fully described in the accompanying Proxy Statement;

        FOR          AGAINST        ABSTAIN
     ---------      ---------      ---------
     |       |      |       |      |       |
     |       |      |       |      |       |
     |       |      |       |      |       |
     ---------      ---------      ---------

PROPOSAL 3. The amendment to the 1996 Stock
Option Plan (the "1996 Plan") to increase the number of shares that may be issued under the 1996 Plan by 1,000,000 shares, as more fully described in the accompanying Proxy Statement; and

        FOR          AGAINST        ABSTAIN
     ---------      ---------      ---------
     |       |      |       |      |       |
     |       |      |       |      |       |
     |       |      |       |      |       |
     ---------      ---------      ---------


PROPOSAL 4. To transact such other business as may properly come before the
Annual Meeting.
                                                                                                                       ------
                                                                                                                             |
                                                                                                                             |
                                                                                                                             |

The undersigned hereby acknowledges receipt of the Company's 2000 Annual Report to Shareholders,
Notice of the Company's 2001 Annual Meeting of
Shareholders and the Proxy Statement relating thereto.

DATE__________________________________________, 2001
            (Please date this Proxy)

____________________________________________________

____________________________________________________
                Signature(s)

Please sign your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

             PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY
                     IN THE ENCLOSED POSTAGE PAID ENVELOPE.
--------------------------------------------------------------------------------
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